UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 23, 2011
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 23, 2011, Pride International, Inc. (“Pride”) entered into the Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Merger, dated as of February 6, 2011 and amended as of March 1, 2011 (as so amended, the “Merger Agreement”), among Pride, Ensco plc (“Ensco”), ENSCO International Incorporated, an indirect, wholly-owned subsidiary of Ensco, and ENSCO Ventures LLC, an indirect, wholly-owned subsidiary of Ensco, previously disclosed in Pride’s Current Report on Form 8-K filed with the SEC on May 20, 2011.
     The Amendment reduces the fee payable by Pride in connection with certain terminations of the Merger Agreement to $195 million from $260 million. The Amendment also shortens the “tail period” for certain transactions that could trigger a termination fee from 12 months to nine months after termination. Under the Amendment, the $195 million fee is payable by Pride if the agreement is terminated under specified circumstances, including (1) the decision by the Pride board of directors to accept a superior proposal, (2) an adverse change in the recommendation of the Pride board of directors or (3) a failure to obtain approval by Pride stockholders after public disclosure of an alternative business combination proposal before the stockholder meeting and either the Pride board of directors determines such proposal to be a superior proposal or, within nine months after termination of the Merger Agreement, Pride enters into a definitive agreement or consummates an alternative business combination proposal.
     The Amendment also eliminates the “force the vote” provision applicable to Pride such that Pride would not be required to submit the adoption of the Merger Agreement to its stockholders if the Pride board of directors made an adverse recommendation change.
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Additional Information
     In connection with the proposed transaction, Ensco and Pride have filed a definitive joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus has been sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive joint proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, telephone 214-397-3015, or Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC are available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations”. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
     Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2011 General Meeting of Shareholders, as filed with the SEC on April 5, 2011, and Pride’s Amendment No. 1 to its Annual Report on Form 10-K/A, as filed with the SEC on April 29, 2011, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the definitive joint proxy statement/prospectus and other relevant documents regarding the transaction filed by Ensco and Pride with the SEC.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

2.1	Amendment No. 2 to Agreement and Plan of Merger, dated May 23, 2011, by and among Pride, Ensco, ENSCO International Incorporated and ENSCO Ventures LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brady K. Long
Brady K. Long
Vice President--General Counsel & Secretary

Date: May 24, 2011

EXHIBIT INDEX

No.	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated May 23, 2011, by and among Pride, Ensco, ENSCO International Incorporated and ENSCO Ventures LLC.

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